Goldrich Mining Commissions Mining Plan and

Initial Assessment for Chandalar Mine

SPOKANE, WA – July 28, 2020- Goldrich Mining Company (OTCBB: GRMC) (“Goldrich” or the “Company) announces it has commissioned Global Resources Engineering (“GRE”) of Denver, Colorado to complete a mining plan and Initial Assessment for the Company’s Chandalar Mine.

According to the new amendments adopted by the SEC to modernize the property disclosure requirements for mining registrants, the preparation of the Initial Assessment will allow Goldrich to disclose inferred, indicated and measured resources.

William Schara, CEO of Goldrich, notes, “Prior to the new amendments adopted by the SEC, Goldrich was not allowed to disclose resources. The new disclosure rules now allow us to disclose the resources we have discovered at Chandalar and give us the same advantage as companies who can disclose resources in other jurisdictions such as Canada or Australia.”

Subject to the findings of the Initial Assessment, Goldrich will decide if a Preliminary Feasibility Study should also be prepared for the Chandalar Mine.  A Preliminary Feasibility Study would allow Goldrich to disclose any reserves of the Chandalar Mine.

About Goldrich Mining

Goldrich Mining (OTCBB: GRMC) is a U.S. based resource company focused on developing the Chandalar gold district in Alaska, USA. The Company controls a land package spanning 23,000 acres of highly prospective gold targets and historic mines. Goldrich is focused on building shareholder value by monetizing placer assets, generating non-dilutive funds, and working towards building a lode gold mine at Chandalar in addition to the existing placer gold mine already producing on site.

For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara via telephone at (509) 768-4468 or info@goldrichmining.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern use of proceeds and potential exercise of the warrants. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, budgets, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•risks related to our ability to continue as a going concern being in doubt;

•risks related to our history of losses;

•risks related to our outstanding gold forward sales contracts and notes;

•risks related to need to raise additional capital to fund our exploration and, if warranted, development and production programs;

•risks related to our property not having any proven or probable reserves;

•risks related to our limited history of commercial production;

•risks related to operating a mine;
risks related to accurately forecasting production;

•risks related to our dependence on a single property – the Chandalar property;

•risks related to climate and location restricting our exploration and, if warranted, development and production activities;

•risks related to our mineralization estimates being based on limited drilling data;

•risks related to our exploration activities not being commercially successful;

•risks related to actual capital costs, production or economic return being different than projected;

•risks related to our joint venture arrangements;

•risks related to mineral exploration;

•risks related to increased costs;

•risks related to a shortage of equipment and supplies;

•risks related to fluctuations in gold prices;

•risks related to title to our properties being defective;

•risks related to title to our properties being subject to claims;

•risks related to estimates of mineralized material;

•risks related to government regulation;

•risks related to environmental laws and regulation;

•risks related to land reclamation requirements;

•risks related to future legislation regarding mining laws;

•risks related to future legislation regarding climate change;

•risks related to our lack of insurance coverage for all risks;

•risks related to competition in the mining industry;

•risks related to our dependence on key personnel;

•risks related to our executive offices not dedicating 100% of their time to our company;

•risks related to potential conflicts of interest with our directors and executive officers;

•risks related to market conditions; and

•risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.